UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/27/2009

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On January 27, 2009, UMB Financial Corporation ("UMB") issued a press release announcing the financial results for the fiscal quarter ending December 31, 2008. A copy of the press release is attached as Exhibit 99.1.

Exhibit 99.1 to this Report contains certain financial measures that are considered "non-GAAP financial measures" as defined in the SEC rules. Exhibit 99.1 of this Report also contains a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures, as well as the reasons why UMB's management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding UMB's results of operation.

The information contained in Item 2.02 of this Current Report and in Exhibit 99.1 of this Report is being furnished and shall not be deemed "filed" with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01.    Other Events

On January 27, 2009, UMB issued a press release announcing its quarterly cash dividend of 17.5 cents (0.175) per share, payable on April 1, 2009, to shareholders of record on March 11, 2009. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1. Press Release dated January 27, 2009, reporting financial results for the fiscal quarter ending December 31, 2008, and declaration of cash dividend.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: January 27, 2009	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Chief Financial Officer